Exhibit 10.37
                               LECROY CORPORATION

                   AMENDMENT TO THE CERTIFICATE OF DESIGNATION
                                     OF THE
                 SERIES A CONVERTIBLE REDEEMABLE PREFERRED STOCK

         The undersigned officer of LeCroy Corporation (the "Corporation"), a corporation organized and existing under the General Corporation Law of the State of Delaware, hereby certifies that:

         FIRST: Pursuant to the authority conferred by the Certificate of Incorporation of the Corporation and pursuant to the provisions of Section 151 of the General Corporation Law, the Board of Directors of the Corporation, by unanimous written consent dated as of April 9, 2001, adopted the following resolution setting forth a proposed amendment to the Certificate of Designation of the Series A Convertible Redeemable Preferred Stock of the Corporation (the "Certificate of Designation"), declaring the amendment to be advisable and directing the holders of the Series A Convertible Redeemable Preferred Stock of the Corporation to consider the proposed amendment and indicate their authorization of it by consent in writing:

RESOLVED:                  That it is desirable and in the best interest of the
                           Corporation to amend the terms, powers, preferences and relative, participating, optional or other special rights of, and the qualifications, limitations or restrictions of, the Corporation's
                           Series A Convertible Redeemable Preferred Stock as set forth in the Amendment to the Certificate of Designation attached hereto as Exhibit A.

FURTHER
RESOLVED:                  That, subject to obtaining the requisite stockholder
                           approval, the Certificate of Designation be amended to read in its entirety as set forth in Exhibit A attached hereto.

         SECOND: That, thereafter, holders of at least two-thirds of the outstanding shares of Series A Convertible Redeemable Preferred Stock of the Corporation duly adopted, by written consent in accordance with Section 228 of the General Corporation Law of the State of Delaware, the proposed amendment to the Certificate of Designation.

         THIRD: That the amendment to the Certificate of Designation was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

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                                      -2-

         IN WITNESS WHEREOF, the Corporation has caused this Amendment to the Certificate of Designation to be duly executed in its corporate name by a duly authorized officer as of this 9th day of April, 2001.

                                      LECROY CORPORATION

                                      By: /s/ Lutz P. Henckels
                                          ---------------------------
                                          Lutz P. Henckels
                                          President and Chief Executive Officer

Attest:

/s/ Raymond F. Kunzmann
----------------------------------
Raymond F. Kunzmann
Vice President - Finance, Chief Financial Officer,
Treasurer and Secretary

                                    EXHIBIT A

DESCRIPTION AND DESIGNATION OF THE SERIES A CONVERTIBLE REDEEMABLE PREFERRED
STOCK

           1. Designation. 500,000 shares of Preferred Stock, par value $.01 per share, shall be designated the "Series A Convertible Redeemable Preferred Stock" (being referred to herein as the "Series A Preferred Stock" ). The shares of Series A Preferred Stock shall have the following rights, terms and privileges:

           2. Dividends.
              (a) Except as otherwise set forth in paragraph (b) below, no dividends shall be paid upon shares of Series A Preferred Stock.

              (b) In the event of either (i) a liquidation event as described in
Section 3 hereof or (ii) the redemption by holders of shares of the Series A Preferred Stock, pursuant to Section 7 hereof, prior to any payment or distribution to the holders of common stock, par value of $.01, of the Corporation ("Common Stock") or any other equity security of the Corporation, the holders of shares of Series A Preferred Stock shall be entitled to receive, out of funds legally available therefor, cumulative dividends compounded annually at a rate per share equal to twelve percent (12%) of the original purchase price of $20.00 paid per share of the Series A Preferred Stock (which amount shall be subject to adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock). Such dividends shall be deemed to accrue on the Series A Preferred Stock from the date of the original issuance thereof and be cumulative, whether or not earned or declared and whether or not there are profits, surplus or other funds of the Corporation legally available for the payment of dividends. If such cumulative dividends in respect of any prior or current annual dividend period shall not have been declared and paid or if there shall not have been a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart with respect to any class of the Corporation's capital stock, now or hereafter outstanding.

              (c) Dividends in Kind. In the event the Corporation shall make or issue, or shall fix a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of Series A Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock immediately prior to the record date for determining holders of Common Stock entitled to receive such distribution.

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                                      -2-

         3. Liquidation, Dissolution or Winding Up.

              (a) Treatment at Liquidation, Dissolution or Winding Up. In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, before any distribution may be made with respect to the Common Stock, each holder of outstanding shares of Series A Preferred Stock shall be entitled to, at such holder's sole discretion, elect to either (a) convert such holder's Series A Preferred Stock into shares of Common Stock pursuant to Section 5 hereof, or (b) be paid, prior to any payments to any other holders of outstanding shares of Preferred Stock, out of the assets of the Corporation available for distribution to holders of the Corporation's capital stock of all classes, whether such assets are capital, surplus, or capital earnings, an amount equal to (i) $20.00 per share (which amount shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Series A Preferred Stock) plus (ii) all accrued and unpaid 12% cumulative dividends compounded annually thereon, whether or not earned or declared, since the date of issue up to and including the date full payment shall be tendered to the holders of the Series A Preferred Stock with respect to such liquidation, dissolution or winding up (collectively, the "Series A Liquidation Amount," and together with all other amounts to be paid in respect of shares of Preferred Stock in preference to shares of Common Stock in the event of such liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the "Liquidation Amount"). Notice of such election shall be submitted in writing to the Corporation at its principal offices no later than five (5) business days prior to the effective date of such liquidation, dissolution or winding up of the Corporation. Failure to deliver such notice by such date shall be deemed to be an election to have such holder's Series A Preferred Stock converted into shares of Common Stock of the Corporation pursuant to Section 5 hereof. If the assets of the Corporation available for distribution to its stockholders shall be insufficient to pay the holders of shares of Series A Preferred Stock the full amount of the Series A Liquidation Amount to which they shall be entitled, the holders of shares of Series A Preferred Stock shall share ratably in any distribution of assets according to the amounts which would be payable with respect to the Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         After the payment of the Liquidation Amount shall have been made in full to the holders of the Preferred Stock (including the payment of the Series A Liquidation Amount) or funds necessary for such payment shall have been set aside by the Corporation in trust for the account of the holders of Preferred Stock so as to be available for such payments, the remaining assets of the Corporation legally available for distribution to its stockholders shall be distributed among the holders of Common Stock and Series A Preferred Stock, collectively as one class. Such distribution shall be made to the holders of Common Stock and Series A Preferred Stock ratably as if each share of the Series A Preferred Stock had been converted into the number of shares of Common Stock issuable upon the conversion of a share of Series A Preferred Stock immediately prior to such liquidation, dissolution or winding up of the Corporation.

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                                      -3-

              (b) Treatment of Reorganizations. Any Reorganization (as such term is defined in Section 5(g)), shall be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3.

              (c) Distributions in Cash. The Series A Liquidation Amount shall in all events be paid in cash; provided, however, that if the Series A Liquidation Amount is payable in connection with a Reorganization, then each holder of Series A Preferred Stock may, at its election in writing to the Corporation at its principal offices no later than five (5) business days before the effective date of such event, receive payment of the Series A Liquidation Amount in the same form of consideration as is payable with respect to the Common Stock; and provided further that, notwithstanding the foregoing or any other provision herein to the contrary, if the Series A Liquidation Amount is payable in connection with a Reorganization, the payment of all accrued and unpaid 12% cumulative dividends compounded annually shall be subject to, and payable in the manner provided in, Section 5(a) hereof. In the event of any Reorganization which is intended to be treated as a "pooling of interests" for accounting purposes under Accounting Board Opinion No. 16, the Reorganization or other acquisition consideration (including any shares of capital stock to be delivered by the acquiring corporation) shall be reallocated among the holders of the Series A Preferred Stock in an appropriate manner to give economic effect to the intent and purpose of Sections 3(a), 3(b) and 3(c). Wherever a distribution provided for in this Section 3 is payable in property other than cash, the value of such distribution shall be the fair market value of such property as determined in good faith by the Corporation's Board of Directors.

           4. Voting Power. In addition to the special voting right expressly provided in Section 8 hereof, or as required by law, each holder of Series A Preferred Stock shall be entitled to vote on all matters and shall be entitled to that number of votes equal to the largest number of whole shares of Common Stock into which such holder's shares of Series A Preferred Stock could be converted, pursuant to the provisions of Section 5 hereof, at the record date for the determination of stockholders entitled to vote on such matter or, if no such record date is established, at the date such vote is taken or any written consent of stockholders is solicited. Except as otherwise expressly provided in
Section 8 hereof or as required by law, the holders of shares of Series A Preferred Stock and shares of Common Stock shall vote together as a single class on all matters.

         5. Conversion Rights for the Preferred Stock. The holders of Series A Preferred Stock shall have the following rights with respect to the conversion of Series A Preferred Stock into shares of Common Stock:

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                                      -4-

              (a) General. Subject to and in compliance with the provisions of this Section 5, any share of Series A Preferred Stock may, at the option of the holder, be converted at any time into fully paid and non-assessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Preferred Stock shall be entitled upon conversion shall be determined by multiplying the Conversion Rate (determined as provided in Section 5(b)) by the number of shares of Series A Preferred Stock being converted. Upon any conversion pursuant to the provisions of Sections 3(a), 5(g) or 5(n), the Corporation shall, in addition to the issuance of shares of Common Stock, pay in cash to the holder all accrued and unpaid 12% cumulative dividends compounded annually on such shares of Series A Preferred Stock being converted, provided, however, that such dividend payments shall be payable only to the extent that
(i) upon any conversion pursuant to Section 5(g) or Section 5(n), the Corporation is successful in raising cash proceeds in an offering of permanent equity in an amount sufficient to pay such dividends or (ii) upon any conversion pursuant to Section 5(g) as a result of a Reorganization (as defined in Section 5(g)), such Reorganization provides for either (a) the payment of cash or stock consideration to the Corporation and/or its stockholders by the acquirer in an amount that is sufficient to pay such dividends or (b) the assumption by the acquirer of all obligations to pay such dividends. In the event that, in the case of any conversion pursuant to Section 5(g), such Reorganization does not provide for such payment or assumption of dividends, or, in the case of any conversion pursuant to Section 5(n), the Corporation is unsuccessful in raising cash proceeds in an offering of permanent equity in an amount sufficient to pay such dividends (as the case may be), each holder of Series A Preferred Stock shall have the right to convert all of the holder's accrued and unpaid 12% cumulative dividends compounded annually into shares of Common Stock registrable under the Securities Act of 1933, as amended, at the fair market value of the Common Stock immediately prior to the effectiveness of the Reorganization or conversion pursuant to Section 5(n), as the case may be.

         With respect to the foregoing, the Corporation shall (i) upon any conversion pursuant to Section 5(g) or 5(n), use commercially reasonable efforts to raise cash proceeds in a permanent equity offering in an amount necessary to pay such dividends within one hundred and fifty (150) days of the occurrence of the event that provides each holder with the right to receive dividend payments pursuant to Section 3(a) and Section 5 and/or (ii), upon any conversion pursuant to Section 5(g) as a result of a Reorganization, use commercially reasonable efforts to structure such Reorganization in a way that provides for the payment of cash or stock consideration to the Corporation and/or its stockholders by the acquirer in an amount that is sufficient to pay such dividends or for the assumption by the acquirer of all obligations to pay such dividends.

              (b) Conversion Rate. The conversion rate in effect at any time for the conversion of Series A Preferred Stock (the "Conversion Rate") shall be determined by dividing $20.00 by the Conversion Value, calculated as provided in
Section 5(c).

              (c) Conversion Value. The conversion value (the "Conversion Value") shall initially be $20.00. Such Conversion Value shall be subject to adjustment from time to time in accordance with this Section 5.

              (d) Series A Extraordinary Common Stock Event. Upon the happening of a Series A Extraordinary Common Stock Event (as hereinafter defined), the Conversion Value shall, simultaneously with the happening of such Series A Extraordinary Common Stock Event, be adjusted by multiplying the then effective Conversion Value by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such Series A Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Series A Extraordinary Common Stock Event, and the product so obtained shall thereafter be the applicable Conversion Value. The Conversion Value shall be readjusted in the same manner upon the happening of any successive Series A Extraordinary Common Stock Event or Events.

              "Series A Extraordinary Common Stock Event" shall mean (i) the issue of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock or on any class or series of preferred stock, unless made pro rata to holders of Preferred Stock, (ii) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) a combination of outstanding shares of the Common Stock into a smaller number of shares of Common Stock.

              (e) Dividends. In the event the Corporation shall make or issue, a dividend or other distribution with respect to the Common Stock payable in (i) securities of the Corporation other than shares of Common Stock or (ii) assets, then and in each such event the holders of Series A Preferred Stock shall receive, at the same time such distribution is made with respect to Common Stock, the number of securities or such other assets of the Corporation which they would have received had their Series A Preferred Stock been converted into Common Stock immediately prior to the date of such distribution. No adjustment to the Conversion Value shall occur as a result of any such dividend.

              (f) Capital Reorganization or Reclassification. If the Common Stock issuable upon the conversion of the Series A Preferred Stock shall be changed into the same or different number of shares of any class or classes of stock, whether by capital reorganization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or distribution provided for elsewhere in this Section 5 or by a Reorganization), then and in each such event, the holder of each share of Series A Preferred Stock shall have the right thereafter to convert such share into the kind and amount of shares of stock and other securities and property receivable upon such capital reorganization, reclassification or other change by holders of the number of shares of Common Stock into which such shares of Series A Preferred Stock might have been converted immediately prior to such capital reorganization, reclassification or other change.

              (g) Merger or Sale of Assets. If at any time or from time to time there shall be a merger or consolidation of the Corporation with or into another corporation which results in the exchange of outstanding shares of the capital stock of the Corporation for securities or other consideration issued or paid by such other corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person, or the sale of voting securities of the Corporation in one transaction or a series of related transactions entitling the holders thereof to elect a majority of the Board of Directors of the Corporation (any of which events is herein referred to as a "Reorganization"), then as a part of such Reorganization, provision shall be made so that the holders of Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such Reorganization, to which such holder would have been entitled if such holder had converted its shares of Series A Preferred Stock immediately prior to such Reorganization. Notwithstanding the foregoing, a Reorganization shall not include any reorganization, merger or consolidation involving (1) only a change in the state of incorporation of the Corporation, (2) a merger of the Corporation with or into a wholly-owned subsidiary of the Corporation that is incorporated in the United States of America or (3) an acquisition by merger, reorganization or consolidation, of which the Corporation is the surviving corporation and operates as a going concern, of another corporation that is engaged in a business similar or related to or complementary with the business of the Corporation and which does not involve a recapitalization or reorganization of the Series A Preferred Stock or Common Stock, and does not involve (in a single transaction or series of related transactions) a transfer of more than 51% of the voting power of the Corporation. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Preferred Stock after the Reorganization, to the end that the provisions of this Section 5 (including adjustment of the Conversion Value then in effect and the number of shares issuable upon conversion of the Series A Preferred Stock) shall be applicable after that event in as nearly equivalent a manner as may be practicable.

         Upon the occurrence of a Reorganization, under circumstances which make the preceding paragraph applicable, each holder of Series A Preferred Stock shall have the option of electing treatment for his shares of Series A Preferred Stock under either this Section 5(g) or Section 3 hereof, notice of which election shall be submitted in writing to the Corporation at its principal offices no later than five (5) business days before the effective date of such event. Failure to deliver such notice by such date shall be deemed to be an election to have such shares treated under this Section 5(g).

              (h) Certificate as to Adjustments; Notice by Corporation. In each case of an adjustment or readjustment of the Conversion Rate, the Corporation at its expense will furnish each holder of Series A Preferred Stock with a certificate, executed by the president and chief financial officer (or in the absence of a person designated as the chief financial officer, by the treasurer) showing such adjustment or readjustment, and stating in detail the facts upon which such adjustment or readjustment is based. Any adjustment shall be calculated to five (5) decimal places.

              (i) Exercise of Conversion Privilege. To exercise its conversion privilege, a holder of Series A Preferred Stock shall surrender the certificate or certificates representing the shares being converted to the Corporation at its principal office, and shall give written notice to the Corporation at that office that such holder elects to convert such shares. Such notice shall also state the name or names (with address or addresses) in which the certificate or certificates for shares of Common Stock issuable upon such conversion shall be issued. The certificate or certificates for shares of Series A Preferred Stock surrendered for conversion shall be accompanied by proper assignment thereof to the Corporation or in blank. The date when such written notice is received by the Corporation, together with the certificate or certificates representing the shares of Series A Preferred Stock being converted, shall be the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and shall deliver to the holder of the shares of Series A Preferred Stock being converted, or on its written order, such certificate or certificates as it may request for the number of whole shares of Common Stock issuable upon the conversion of such shares of Series A Preferred Stock in accordance with the provisions of this Section 5 and cash, as provided in Section 5(j), in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been effected immediately prior to the close of business on the Conversion Date, and at such time the rights of the holder as holder of the converted shares of Series A Preferred Stock shall cease and the person or persons in whose name or names any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares of Common Stock represented thereby. The Corporation shall pay any taxes payable with respect to the issuance of Common Stock upon conversion of the Series A Preferred Stock, other than any taxes payable with respect to income by the holders thereof; provided, however, that the Corporation shall not be required to pay any taxes or other governmental charges which may be payable in respect of any transfer involved in the issuance and delivery of any such certificate in a name other than that of the holder of the Series A Preferred Stock, and the Corporation shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Corporation the amount of such tax or other governmental charge or shall have established to the satisfaction of the Corporation that such tax or other governmental charge has been paid or provided for. The Corporation may also require, as a condition to the issuance and delivery of any such certificate in a name other than that of the Holder of any such certificate, an opinion of counsel acceptable to the Corporation to the effect that the proposed transfer does not require registration under federal or any state securities law.

              (j) Cash in Lieu of Fractional Shares. No scrip or fractional shares may be issued by the Corporation. Instead, the Corporation shall pay to the holder of the shares of Series A Preferred Stock which were converted a cash adjustment in respect of such fractional shares in an amount equal to the same fraction of the market price per share of the Common Stock (as determined in a reasonable manner prescribed by the Board of Directors) at the close of business on the Conversion Date. The determination as to whether or not any factional shares are issuable shall be based upon the total number of shares of Series A Preferred Stock being converted at any one time by any holder thereof, not upon each share of Series A Preferred Stock being converted.

              (k) Partial Conversion. In the event some but not all of the shares of Series A Preferred Stock represented by a certificate or certificates surrendered by a holder are converted, the Corporation shall execute and deliver to or on the order of the holder, at the expense of the Corporation, a new certificate representing the number of shares of Series A Preferred Stock which were not converted.

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                                      -8-

              (l) Reservation of Common Stock. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Preferred Stock, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of Series A Preferred Stock, and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of Series A Preferred Stock, the Corporation shall take such corporate action as may be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

              (m) Minimum Adjustment. Any provision of this Section 5 to the contrary notwithstanding, no adjustment in the Conversion Value shall be made if the amount of such adjustment would be less than 1% of the Conversion Value then in effect, but any such amount shall be carried forward and an adjustment with respect thereto shall be made at the time of and together with any subsequent adjustment which, together with all amounts so carried forward, aggregates 1% or more of the Conversion Value then in effect.

              (n) Automatic Conversion. If at any time the Corporation shall effect a Qualified Public Offering (as hereinafter defined), then upon the effectiveness of the Registration Statement relating to such Qualified Public Offering, all outstanding shares of Series A Preferred Stock shall automatically convert into shares of Common Stock on the basis set forth in Section 5 hereof, including the payment in cash of all accrued and unpaid 12% cumulative dividends compounded annually on such shares of Series A Preferred Stock being so converted. For purposes hereof, the term "Qualified Public Offering" shall mean the effectiveness of a firmly underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the "Act"), covering the offer and sale of Common Stock for the account of the Corporation with an Underwriter in which the aggregate gross proceeds to the Corporation equal at least $20,000,000 and in which the price per share of Common Stock is equal to or greater than (i) $28.00 per share if the Qualified Public Offering is consummated on or before June 30, 2000; (ii) $36.00 per share if the Qualified Public Offering is consummated between the period of July 1, 2000 and June 30, 2001; and (iii) $40.00 per share if the Qualified Public Offering is consummated after June 30, 2001, which amounts shall be subject to equitable adjustment whenever there shall occur a stock split, combination, reclassification or other similar event involving the Common Stock. Holders of shares subject to conversion shall deliver to the Corporation at its principal office (or such other office or agency as the Corporation may designate by notice in writing) during its usual business hours, the certificate or certificates for shares of Series A Preferred Stock being converted, and the Corporation shall issue and deliver to such holders certificates for the number of shares of Common Stock to which such holders are entitled. Until such time as holders of shares of Series A Preferred Stock shall surrender those certificates therefor as provided above, such certificates shall be deemed to represent the shares of Common Stock to which the holders shall be entitled upon the surrender thereof.

         The automatic conversion of the Series A Preferred Stock into shares of Common Stock as provided above shall be subject in all circumstances to the closing and consummation of a Qualified Public Offering.

         6. No Reissuance of Preferred Stock. No share or shares of Series A Preferred Stock acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued, and all such shares shall be canceled and retired and restored to the status of undesignated Preferred Stock. The Corporation may from time to time take such appropriate corporate action as may be necessary to reduce the authorized number of shares of Series A Preferred Stock accordingly.

         7. Redemption. The shares of Series A Preferred Stock shall be redeemable as follows:

              (a) Optional Redemption by Holders. At the request in writing of any holder of Series A Preferred Stock (a "Requesting Holder"), in its sole discretion, made on or after June 30, 2004 (the "Redemption Election Period"), unless such date is extended as provided below, the Corporation shall, to the extent it may do so under applicable law, redeem all or any portion of the shares of Series A Preferred Stock held by the Requesting Holder and all other holders of Series A Preferred Stock who elect in writing to have their shares redeemed. Each redemption request shall be irrevocable once made. The redemption shall occur, and the redemption payment shall be due, one hundred and fifty
(150) days from the date of the Requesting Holder's notice to the Corporation (the "Notice Date"). The Corporation is required within five (5) business days of the Notice Date to mail appropriate written notice, postage prepaid, to each holder of record of Series A Preferred Stock at its address shown on the records of the Corporation on the Notice Date, providing each such holder with notice that such holder may make an election to redeem shares of Series A Preferred Stock at any time within thirty (30) days of the Notice Date. In the event that the shares of Series A Preferred Stock may not be redeemed because of a prohibition under applicable law, such shares shall be redeemed as soon as such prohibition no longer exists. The redemption price for each share of Series A Preferred Stock redeemed pursuant to this Section 7(a) (the "Redemption Price") shall be equal to the Series A Liquidation Amount (including all accrued and unpaid 12% cumulative dividends compounded annually, whether or not declared) with the amount of all accrued dividends due thereon to be calculated and paid through the date payment is actually made to the holders of Series A Preferred Stock, provided however, that cash payment shall be made to the holders of Series A Preferred Stock by the Corporation with respect to all accrued and unpaid 12% cumulative dividends only to the extent that the Corporation is successful in raising cash proceeds in an offering of its permanent equity that are sufficient to pay such dividends.

         With respect to the foregoing, the Corporation shall use commercially reasonable efforts to raise cash proceeds in a permanent equity offering in an amount necessary to pay such dividends. To the extent that the Corporation is unsuccessful in raising sufficient proceeds within one hundred and fifty (150) days of the Notice Date, the dividend rate payable with respect to each share of Series A Preferred Stock held as of the Notice Date to the holders of such stock shall increase from 12% per annum to 15% per annum from the date of the original issuance of such Series A Preferred Stock.

         In the event that the holders of Series A Preferred Stock do not elect to have any portion of the Series A Preferred Stock redeemed pursuant to this
Section 7(a), such shares of Series A Preferred Stock shall remain outstanding and subject to the provisions hereof.

              (b) Redemption Notice. If an election is made pursuant to Section 7(a) hereof, written notice of such election shall be mailed, postage prepaid, to the Corporation, not later than sixty (60) days before the date fixed for such redemption pursuant to Section 7(a) (each date fixed for redemption and the extended redemption date is hereinafter referred to as a "Redemption Date"). If such election is made and appropriate notice is given then, at least fifteen
(15) days before the Redemption Date, written notice (hereinafter referred to as the "Redemption Notice") shall be mailed by the Corporation, postage prepaid, to each holder of record of Series A Preferred Stock at its address shown on the records of the Corporation; provided, however, that the Corporation's failure to give such Redemption Notice shall in no way affect its obligation to redeem the shares of Series A Preferred Stock or the obligation of the holders to redeem their shares of Series A Preferred Stock as provided in Section 7(a) hereof. The Redemption Notice shall contain the following information:

                   (i) the number of shares of Series A Preferred Stock held by the holder, the number of shares of Series A Preferred Stock held by the holder subject to redemption as of such Redemption Date and the total number of shares of Series A Preferred Stock held by all holders subject to redemption as of such Redemption Date; and

                   (ii) the Redemption Date and the applicable Redemption Price.

              (c) Surrender of Certificates. Each holder of shares of Series A Preferred Stock to be redeemed under this Section 7 shall surrender the certificate or certificates representing such shares to the Corporation at the place designated in the Redemption Notice, and thereupon the Redemption Price for such shares as set forth in this Section 7 shall be paid to the order of the person whose name appears on such certificate or certificates. Irrespective of whether the certificates therefor shall have been surrendered, all shares of Series A Preferred Stock which are the subject of a Redemption Notice shall be deemed to have been redeemed and shall be canceled effective as of the Redemption Date, unless the Corporation shall default in the payment of the applicable Redemption Price.

              (d) Redeemed Shares Retired. Any shares of Series A Preferred Stock redeemed pursuant to this Section 7 shall be canceled and shall not be reissued under any circumstances; and the Corporation may from time to time take such appropriate corporate action as may be necessary to reduce accordingly the number of authorized shares of Series A Preferred Stock.

         8. Restrictions and Limitations.

              (a) Corporate Action. Except as expressly provided herein or as required by law, so long as at least a majority of shares of Series A Preferred Stock remain outstanding, the Corporation shall not, and shall not permit any subsidiary (which shall mean any corporation, association or other business entity which the Corporation and/or any of its other subsidiaries directly or indirectly owns at the time more than fifty percent (50%) of the outstanding voting shares of such corporation or trust to), without the approval by vote or written consent by the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, voting as a separate class:

              (i) redeem, purchase or otherwise acquire for value (or pay into or set aside for a sinking fund for such purpose), or declare and pay or set aside funds for the payment of any dividend with respect to, any share or shares of capital stock other than shares of Series A Preferred Stock in accordance with their terms, except as required or permitted hereunder and except for the purchase of shares of Common Stock from former directors, officers, employees or consultants of the Corporation who acquired such shares directly from the Corporation, if each such purchase is made pursuant to contractual rights held by the Corporation relating to the termination of employment or engagement of such former director, officer, employee or consultant, as the case may be, and the purchase price does not exceed the fair market value of such shares as determined by the Board of Directors of the Corporation;

              (ii) authorize or issue, or obligate itself to authorize or issue, additional shares of Series A Preferred Stock;

              (iii) authorize or issue, or obligate itself to authorize or issue, any equity security senior to or on parity with the Series A Preferred Stock as to liquidation preferences, redemption rights, dividend rights or voting rights; or

              (iv) amend, restate, modify or alter the by-laws of the Corporation in any way which adversely affects the rights of the holders of Series A Preferred Stock.

              (b) Amendments to Charter. The Corporation shall not amend its Certificate of Incorporation without the approval, by vote or written consent, by the holders of at least two-thirds of the then outstanding shares of Series A Preferred Stock, voting separately as a class, if such amendment would amend any of the rights, preferences, privileges of or limitations provided for in this
Section 8 for the benefit of, or amend any other provision of this Section 8 that would materially effect the value of, any shares of Series A Preferred Stock. Without limiting the generality of the preceding sentence, the Corporation will not amend its Certificate of Incorporation without the approval by the holder of at least two-thirds of the then outstanding shares of Series A Preferred Stock, if such amendment would:

              (i) change the relative seniority rights of the holders of Series A Preferred Stock as to the payment of dividends in relation to the holders of any other capital stock of the Corporation;

              (ii) reduce the amount payable to the holders of Series A Preferred Stock upon the voluntary or involuntary liquidation, dissolution or winding up of the Corporation, or change the dividend rights of the holders of Series A Preferred Stock;

              (iii) cancel or modify the conversion rights of the holders of Series A Preferred Stock provided for in Section 5 herein; or

              (iv) cancel or modify the rights of the holders of Series A Preferred Stock provided for in this Section 8.

         9. No Dilution or Impairment. The Corporation (a) will not increase the par value of any shares of stock receivable on the conversion of the Series A Preferred Stock above the amount payable therefor on such conversion, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and non-assessable shares of stock on the conversion of all shares of Series A Preferred Stock from time to time outstanding, or (c) will not consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and will be bound by all of the terms of the Series A Preferred Stock set forth herein.

         10. Notices of Record Date. In the event of:

              (a) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or any right to subscribe for, purchase or otherwise acquire any shares of stock of any class or any other securities or property, or to receive any other right, or

              (b) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger of the Corporation, or any transfer of all or substantially all of the assets of the Corporation to any other corporation, or any other entity or person, or

              (c) any voluntary or involuntary dissolution, liquidation or winding up of the Corporation,

then and in each such event the Corporation shall mail or cause to be mailed to each holder of Series A Preferred Stock a notice specifying (i) the date on which any such record is to be taken for the purpose of such dividend, distribution or right and a description of such dividend, distribution or right,
(ii) the date on which any such reorganization, reclassification, transfer, merger, dissolution, liquidation or winding up is expected to become effective, and (iii) the time, if any, that is to be fixed, as to when the holders of record of Common Stock (or other securities) shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such reorganization, reclassification, recapitalization, transfer, merger, dissolution, liquidation or winding up. Such notice shall be mailed at least ten (10) days' prior to the date specified in such notice on which such action is to be taken.

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